EXHIBIT 23.1


 Board of Directors
 Dr. Kimberly Partridge, President
 Medstretch, Inc.
 4920 Yonge Street
 Toronto, Ontario, Canada M2N 5N5

 Gentlemen:

 We hereby consent to the incorporation by reference into Registration Statement 333 - 76226 of the audit report dated March 20, 2003 relating to the financial statements of the Company for the fiscal year ended December 31, 2002 appearing in this Report on Form 10KSB.



 /s/ Malone & Bailey
 ----------------------
 Malone & Bailey, PLLC
 www.malone-bailey.com
 Houston, Texas

 Dated: April 16, 2003